WHITEHALL CORPORATION
                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                                 JUNE   , 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Whitehall Corporation ("Whitehall") hereby appoints George F. Baker and John H. Wilson, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of Whitehall that the undersigned would be entitled to vote if personally present at the Special
Meeting of Stockholders of Whitehall to be held on       June   , 1998, at
10:00 a.m., local time, at           , Florida, and at any adjournment or
postponement thereof, on the following matters that are more particularly
described in the Proxy Statement/Prospectus dated May   , 1998:

     (1) Proposal to approve and adopt the Agreement and Plan of Merger dated as of March 26, 1998, by and among Aviation Sales Company ("AVS"), WHC Acquisition Corp. ("Sub") and Whitehall pursuant to which Sub will merge with and into Whitehall and each outstanding share of Whitehall Common Stock will be converted into the right to receive .5143 of a share of AVS common stock, $0.001 par value.

  [ ] FOR  [ ] AGAINST  [ ] ABSTAIN


     2. To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. RECEIPT OF THE PROXY STATEMENT/PROSPECTUS DATED MAY
  , 1998, IS HEREBY ACKNOWLEDGED.

                                                  Dated:___________, 1998.

                                                  ___________________________

                                                  ___________________________
                                                  Signature of Stockholder(s)


                                                  Please sign your name exactly
                                                  as it appears hereon. Joint
                                                  owners must each sign. When
                                                  signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give your full title as it
                                                  appears therein.



        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.